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                                                                    EXHIBIT 23.3


                     [LETTERHEAD OF HUDDLESTON & CO., INC.]


                               LETTER OF CONSENT

  We hereby consent to the incorporation by reference in the S-4 filed by PetroCorp Incorporated with the SEC on March 15, 2001, of the references to this firm and to its reports listed under the headings "Principal Properties" and "Oil and Gas Reserves" in the Annual Report on Form 10-K of PetroCorp Incorporated for the year ended December 31, 2000.


                                  Huddleston & Co., Inc.

                                  By:    /s/  B.P. HUDDLESTON
                                     --------------------------------------
                                     B.P. Huddleston, P.E.
                                     Chairman
Houston, Texas
January 25, 2001